UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2006

RED SKY RESOURCES INC. (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51241
(Commission File Number)

98-0443283
(IRS Employer Identification No.)

Suite 2410, 650 West Georgia Street, P.O. Box 11524
Vancouver, British Columbia, V6B 4N7, Canada
(Address of principal executive offices and Zip Code)

(604) 689-8336
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 3, 2006, our board of directors approved a seven (30) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. We amended our Articles of Incorporation by filing a Certificate of Change with the Nevada Secretary of State wherein we stated that we will issue thirty shares (30) for every one share of common stock issued and outstanding immediately prior to the effective date of the forward stock split.

The change in our Articles of Incorporation was filed with the Nevada Secretary of State on February 7, 2006 to be effective on February 16, 2006. As a result, our authorized capital will increase from 100,000,000 shares of common stock with a par value of $0.0001 per share and 5,000,000 shares of Preferred Stock at a par value of $0.0001 per share to 3,000,000,000 shares of common stock with a par value of $0.0001 per share and 5,000,000 shares of Preferred Stock at a par value of $0.0001 per share. This will increase our issued and outstanding share capital from 2,196,500 shares of common stock to 65,895,000 shares of common stock.

The forward stock split is expected to become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on February 17, 2006.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item    9.01 Financial Statements and Exhibits

Exhibits

99.1     Stamped Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED SKY RESOURCES INC.

By: /s/ D. Barry Lee

D. Barry Lee
President, Chief Executive Officer, Chief Financial Officer and Director
Date: February 7, 2006